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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Kevin C. Clark and William P. Kelly, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place, and stead, in any and all capacities, in connection with the ScreamingMedia Inc. (the "Corporation") Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Corporation or on behalf of the undersigned as a director or officer of the Corporation, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act relating to the Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                  IN WITNESS HEREOF, the undersigned has signed these presents this 10th day of July, 2000.




                                             /s/ Robert B. Peck